UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/01/2006

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Effective January 1, 2006, Molina Healthcare of Washington, Inc., a subsidiary of Molina Healthcare, Inc., has entered into contract renewals with the Washington State Department of Social and Health Services and the Washington State Health Care Authority. The contract renewals extend through December 31, 2006 the same general terms and conditions of the parties' previous contracts covering both the Healthy Options and State Children's Health Insurance Program (SCHIP) members, and the Basic Health and Basic Health Plus Program members. Approximately 250,000 members are covered under Molina Healthcare of Washington's Healthy Options and SCHIP Program contract, and approximately 36,000 members are covered under the company's Basic Health and Basic Health Plus Program contract.

Also effective January 1, 2006, Molina Healthcare of Utah, Inc., a subsidiary of Molina Healthcare, Inc., has entered into a contract renewal with the Utah Department of Health. The contract renewal extends through June 30, 2006 the same general terms and conditions of the parties' previous contract. The contract between Molina Healthcare of Utah and the Utah Department of Health covers approximately 47,000 Medicaid members.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: January 06, 2006	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel